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                                     BY-LAWS

                                       of

                 FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.
                             A New York Corporation

                                  (As Amended)


                                    ARTICLE I

                            Meetings of Shareholders

         Section 1.1. Annual Meetings. An annual meeting of the shareholders of the Corporation, for the election of directors and the transaction of other business, shall be held annually (a) on the tenth day of May, or (b) if such day be a Saturday, Sunday or a holiday at the place where the meeting is to be held, on the last business day preceding or on the first business day after such tenth day of May, as may be fixed by the Board of Directors, or (c) on such other date as may be fixed by the Board of Directors.

         Section 1.2. Special Meetings. Except as otherwise expressly provided by law, a special meeting of the shareholders may be called only by the Board of Directors, by the Chairman or by the President at any time for such purpose or purposes and held on such date as may be specified in the notice thereof.

         Section 1.3. Place and Hour of Meeting. All meetings of shareholders shall be held at such place within or without the State of New York and at such hour as may be fixed by the Board of Directors or the officer calling the meeting.

         Section 1.4. Notice of Meeting. Except as otherwise expressly provided by law, a notice in writing of each meeting of shareholders shall be given by or at the direction of the Board of Directors or the officer calling the meeting to each shareholder of record, personally or by first class mail, directed to him at his address as it appears on the record of shareholders, not fewer than ten nor more than fifty days before the date of the meeting. Each notice shall state the place, date and hour of the meeting and, unless it is an annual meeting, shall indicate that it is being issued by or at the direction of the Board of Directors or the officer calling the meeting. If such notice relates to an annual meeting it need not state the purposes thereof unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws. If such notice relates to a special meeting, it shall state the purpose or purposes for which such meeting

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has been called, and no other business shall be transacted at such special meeting.

         No notice of an adjourned meeting of shareholders need be given unless otherwise expressly required by law. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Section 1.5. Quorum. The holders of the shares constituting a majority in voting power entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, but no action required by law, by the Certificate of Incorporation of the Corporation or by these By-laws to be authorized or taken by the holders of a designated proportion of the voting power of shares, of the shares of any particular class or series or of each class or series may be authorized or taken by a lesser proportion.

         Whether or not there is a quorum at any meeting of the shareholders, the shareholders present in person or by proxy entitled to cast a majority of the votes thereat may adjourn the meeting.

         Section 1.6. Voting. Except as otherwise expressly provided by law, every shareholder of record present in person or by proxy shall be entitled at every meeting of shareholders to vote, in accordance with and subject to the provisions of the Certificate of Incorporation of the Corporation, each and every share of stock of the Corporation standing in his name on the record of shareholders at the record date fixed as provided in Section 6.3 of these Bylaws or, if no such record date shall have been fixed, then at the time provided by law.

         Except as otherwise expressly provided by law or by the Certificate of Incorporation of the Corporation, the vote, at a meeting of the shareholders duly held and at which a quorum is present, of a majority of the votes cast at such meeting by the holders of shares entitled to vote shall be the act of the shareholders.

         Section 1.7. Business to be Transacted at Annual Meetings. No business shall be transacted at any annual meeting of the shareholders, except as may be
(a) specified in the notice of the meeting given by or at the direction of the Board of Directors (including,

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if so specified, any shareholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (b) otherwise brought before the meeting by or at the direction of the Board of Directors or
(c) otherwise brought before the meeting, in accordance with the procedure set forth in the following paragraph, by a shareholder of record of the Corporation entitled to vote at such meeting.

         For business to be brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given written notice thereof to the Secretary of the Corporation, such notice to be delivered or mailed to, and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the meeting, unless the meeting is to take place on a date other than that specified in clause (a) or (b) of Section 1.1 of these By-laws, in which event such notice must be received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which the Corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission). A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting,
(a) a brief description of the business proposed to be brought before the annual meeting and of the reasons for bringing such business before the annual meeting (including, but not limited to, the reasons why the shareholder deems such business to be beneficial to the Corporation) and, if such business includes a proposal to amend either the Certificate of Incorporation of the Corporation or these By-laws, the text of the proposed amendment; (b) the name and address of the shareholder proposing such business, of any beneficial owners of shares of stock of the Corporation which are held of record by such shareholder and of any other shareholders (including beneficial owners) known by such shareholder to support such proposal; (c) the number of shares of each class of stock of the Corporation that are held of record and beneficially owned by the shareholder, any beneficial owners of its shares and any such other shareholders; (d) a representation that the shareholder is or will be a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (e) any material interest of the shareholder, any beneficial owner of its shares or any such other shareholders in such business (other than any interest as shareholders of the Corporation). No business shall be conducted at any annual meeting of the shareholders (a) except as specified in this Section 1.7 or (b) unless, pursuant to the law of the State of New York or any rule or regulation

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of the Securities and Exchange Commission, such business may properly be brought before the meeting.

         If it is determined that any business brought before an annual meeting of the shareholders is not properly brought before the meeting, the presiding officer at such meeting shall so declare to the meeting, in which event such business shall not be acted upon.


                                   ARTICLE II

                                    Directors

         Section 2.1. Management of Business; Qualifications. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2.2. Number, Election and Term of Office. The number of directors constituting the entire Board of Directors shall be such number, not less than nine nor more than fifty, as may be fixed by a majority of the entire Board of Directors. No person shall be nominated for election as a director if such person will have attained the age of 70 prior to the expiration of his or her term of office*. The directorships shall be divided into three classes, designated Class I, Class II and Class III, and directors shall be elected and serve in the manner provided in the Certificate of Incorporation and in these By-laws.

         No person shall be nominated for election as a director, except as may be (a) approved by the Board of Directors or (b) nominated by a shareholder of record of the Corporation entitled to vote at the meeting at which such person is to be nominated in accordance with the procedure set forth in the following paragraph.

         A shareholder may nominate a person or persons for election as directors only if the shareholder has given written notice of its intent to make such nomination to the Secretary of the Corporation,such notice to be delivered or mailed to, and received at, the principal executive offices of the Corporation (a) with respect to an annual meeting of the shareholders, not less than 60 days nor more than 90 days prior to the date of the meeting, unless the meeting is to take place on a date other than that specified in clause (a) or
(b) of Section 1.1 of these By-laws, in which event

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         *This sentence shall be effective immediately after the 1995 Annual
Meeting of Shareholders of the Corporation.

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         such notice must be received at the principal executive offices of the
Corporation not later than the close of business on the tenth day following the day on which the Corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission); or (b) with respect to an election to be held at a special meeting of the shareholders, not later than the close of business on the tenth day following the day on which the Corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission). A shareholder's notice to the Secretary shall set forth (a) the name and address of the shareholder who intends to make such nomination, of any beneficial owners of shares of stock of the Corporation which are held of record by such shareholder and of any other shareholders (including beneficial owners) known by such shareholder to support such nomination; (b) the name, age, business and residence addresses and principal occupation of each person to be nominated, the class of directorship to which each such person is to be nominated and the nominee, if any, against whom each such person is to run; (c) the number of shares of each class of stock of the Corporation that are held of record and beneficially owned by the shareholder, any beneficial owners of its shares and any such other shareholders; (d) a representation that the shareholder is or will be a holder of record of stock of the Corporation entitled to vote with respect to the election of directors at such meeting and intends to appear in person or by proxy at such meeting to nominate such proposed nominee(s); (e) a description of all material arrangements, relationships and understandings between the shareholder, any beneficial owners of its shares or any such other shareholders and each proposed nominee and between proposed nominees; (f) such other information regarding each proposed nominee as the Corporation would be required to include in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission; and (g) the written consent of each proposed nominee to serve as a director of the Corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the Corporation any information it may request upon the advice of counsel for the purpose of determining such proposed nominee's eligibility to serve as a director. No person may be nominated by a shareholder for election as a director of the Corporation (a) if, pursuant to applicable law or any provision of these By-laws, such person would be ineligible to serve as a director or (b) if the election of such person would violate, or subject the Corporation to liability under, any applicable law.

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         If it is determined that the nomination of any person at any meeting of the shareholders is not in compliance with this Section 2.2, the presiding officer at such meeting shall so declare to the meeting, in which event such nomination shall not be acted upon.

         Section 2.3. Meetings. The Board of Directors shall hold an annual organization meeting immediately after each annual meeting of shareholders, at the place where such meeting of shareholders was held (or at such other place as the Board of Directors shall have designated), for the purpose of electing officers and for the transaction of such other business as may properly come before such meeting.

         The Board of Directors may provide for the holding of regular meetings and may fix the time and place of such meetings. Special meetings may be called by the Chairman, by the President or by a majority of the directors then in office.

         Except as hereinabove provided with respect to the annual organization meeting, the Board of Directors shall hold its meetings at the principal executive offices of the Corporation in New York, New York, or at such other place, within or without the State of New York, as the Board of Directors from time to time may determine, or as may be designated by waivers of notice thereof signed by all the directors.

         Section 2.4. Notice of Meeting. Notice need not be given with respect to the annual organization meeting of the Board of Directors (unless such meeting is to be held at a place other than where the annual meeting of shareholders is to be held) or with respect to any adjourned meeting of the Board of Directors. Notice of any regular meeting of the Board of Directors need not be given unless there is a change in the time or place of such meeting. Notice of any change in the place of the annual organization meeting or in the time or place of any regular meeting, and notice of the time and place of any special meeting of the Board of Directors (a) shall be sent to each director by first class mail at least three days before the date on which the meeting is to be held, or (b) shall be sent to each director by telegram, cablegram, telex or other written form of telecommunication, or delivered or telephoned to him, at least 24 hours before the time at which such meeting is to be held. Any notice in writing shall be addressed to the director at his residence or usual place of business, or at such other address as he may have designated in a written request filed with the Secretary. Any notice by telephone shall be communicated to the director or his representative or answering machine at the telephone number of his residence or his usual place of business or at such other telephone number as he may have so designated.

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Notice of a meeting of the Board of Directors need not state the purpose thereof, except as otherwise expressly provided by law.

         Notice of meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         Section 2.5. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that one-third of the entire Board of Directors shall constitute a quorum for the transaction of any business relating to any recommendation made by, or other action of, the Salary, Incentive Compensation and Employee Benefits Committee of the Board of Directors or the Stock Incentive Committee of the Board of Directors or any successor to either of such Committees. Except as otherwise expressly provided by law or by these By-laws, the act of the majority of the directors present at the time of a vote, if a quorum is present at such time, shall be the act of the Board of Directors.

         Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn the meeting to another time or place. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         On any question, the names of those directors voting each way and those directors abstaining shall be entered in the minutes if any director shall so request.

         Section 2.6. Action in Lieu of Meeting. If all the directors consent in writing to the adoption of a resolution authorizing any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. Such resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board of Directors.

         Section 2.7. Resignation and Removal. A director may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall

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take effect at the time specified therein or, if no time is specified, immediately upon its receipt by the Corporation. The acceptance of such resignation shall not be necessary to make it effective unless otherwise specified therein. A director may be removed as provided in the Certificate of Incorporation of the Corporation.

         Section 2.8. Vacancies. Any vacancy in the Board of Directors that results from an increase in the number of directorships may be filled by the vote of directors constituting a majority of the entire Board of Directors prior to such increase, and any other vacancy in the Board of Directors may be filled by the vote of a majority of the directors then in office, even though the number of directors is less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors shall hold office until the next annual meeting of shareholders.


                                   ARTICLE III

                    Executive Committee and Other Committees

         Section 3.1. Appointment and Powers of Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members one or more committees, each consisting of three or more members. Subject to any limitations imposed by law or by the Certificate of Incorporation of the Corporation, each committee shall have such authority as the Board of Directors shall confer, which may include all the authority of the Board of Directors (including, but not limited to, that provided for in the Certificate of Incorporation of the Corporation or these By-laws); provided, however, that no committee shall have authority as to (a) the submission to shareholders of any action that needs shareholders' approval under applicable law, (b) the filling of vacancies in the Board of Directors or any committee or the designation of a committee, (c) the fixing of compensation of the directors for serving on the Board of Directors or any committee, (d) the amendment or repeal of these By-laws or the adoption of new by-laws or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

         Any reference in these By-laws to action taken or authorized by the Board of Directors shall include action taken or authorized by a committee duly designated by the Board of Directors and authorized to act pursuant to such designation and this Section 3.l.

         Section 3.2. Committee on Officers' Compensation. Pursuant to Section
3.1 of these By-laws, the Board of Directors shall designate a committee to evaluate the performance of, and to recommend

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the appropriate level of compensation for, officers of the Corporation.
Such committee shall have access to an advisor not otherwise serving the Corporation. Each member of such committee (other than any person who was a member of the Salary, Incentive Compensation and Employee Benefits Committee of the Board of Directors on March 7, 1991) shall be an "independent director", as that term is defined in the following sentence. For purposes of this Section 3.2, an "independent director" shall mean a person who (a) has not been employed by the Corporation within the past five years; (b) is not, and is not affiliated with, a firm that is an advisor or consultant to the Corporation; (c) is not affiliated with any customer or supplier of the Corporation whose purchases from and/or sales to the Corporation exceed 3% of the sales and revenues of such customer or supplier for its most recently completed fiscal year; (d) has no personal services contract with the Corporation; (e) is not affiliated with a tax-exempt entity, not otherwise affiliated with the Corporation, that receives contributions from the Corporation that exceed 3% of such entity's gross contributions for its most recently completed fiscal year; and (f) is not a member of the "immediate family" (as defined in Item 404(a) of Securities and Exchange Commission Regulation S-K) of any person described in clauses (a) through (e).

         Section 3.3. Meetings. Except as otherwise provided in these By-laws or by resolution of the Board of Directors, each committee may adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings. Unless otherwise provided by such rules or by resolution of the Board of Directors, notice of the time and place of each meeting of a committee shall be mailed, sent or given to each member of such committee when, and in the same manner as, required in Section 2.4 of these By-laws with respect to notices of meetings of the Board of Directors.

         Section 3.4. Quorum and Manner of Acting. Except as otherwise specified by the Board of Directors, a majority of the members of each committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at the time of a vote, if a quorum is present at such time, shall be the act of such committee. The members of each committee shall act only as a committee, and the individual members shall have no power as such.

         Any one or more members of a committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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         If all the members of a committee consent in writing to the adoption of a resolution authorizing any action to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of such committee. Such resolution and the written consents thereto by the members of such committee shall be filed with the proceedings of such committee.

         Section 3.5. Term of Office, Resignations, Removals and Vacancies. The term of office of a committee member shall be as provided in the resolution of the Board of Directors designating him but shall not exceed his term as a director. If prior to the end of his term, a committee member should cease to be a director, he shall cease to be a committee member. Any member of a committee may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect as provided in Section 2.7 of these By-laws in the case of resignations by directors. Any member of a committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the entire Board of Directors. Any vacancy in a committee shall be filled by the Board of Directors in the manner prescribed by these By-laws for the original designation of the members of such committee.


                                   ARTICLE IV

                                    Officers

         Section 4.1. Election, Term of Office and Qualifications. The officers of the Corporation shall consist of a Chairman, a Chairman of the Executive Committee, one or more Vice Chairmen, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The foregoing officers shall be elected, and one or more assistant officers may also be elected, by the Board of Directors at its annual organization meeting. Each of such officers and assistant officers shall hold office until the next annual election and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal. Assistant officers may also be appointed by the President, the Chairman of the Executive Committee or any Vice Chairman and shall hold office for such term, which may be indefinite, as the person appointing them shall determine.

         The Chairman and the President shall be chosen from among the Board of Directors, but the other officers need not be directors. One person may hold and perform the duties of any two, but not more

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than two, offices, except that neither the Chairman nor the President may hold the office of Secretary.

         Section 4.2. Powers and Duties. In addition to any powers and duties prescribed by other provisions of these By-laws, the officers and assistant officers shall have such powers and duties as are usually incident to their respective offices, with such additions and limitations thereto as may from time to time be prescribed by the Board of Directors or by their respective superior officers.

         Section 4.3. Resignations, Removals and Vacancies. Any officer or assistant officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon its receipt by the Corporation. The acceptance of such resignation shall not be necessary to make it effective unless otherwise specified therein. Any officer or assistant officer may be removed at any time, with or without cause, by the Board of Directors or by the person or persons who appointed him to his office or position, but without prejudice to any applicable contract rights. A vacancy in any office or position arising from any cause may be filled for the unexpired portion of the term by the Board of Directors or by the person or persons authorized to appoint such officer or assistant officer.

         Section 4.4. Compensation. Subject to Section 3.2 of these By-laws, the compensation of officers and, to the extent the Board of Directors shall deem advisable, the compensation of all other employees, agents and representatives of the Corporation, shall be determined by the Board of Directors or in accordance with regulations or procedures adopted by it. Compensation may be contingent or measured in whole or in part upon the profits of the Corporation or a segment thereof. Provision may also be made for bonuses and other extra compensation, for the deferment of compensation in whole or in part and for pension and other retirement benefits. Subject to Section 3.2 of these By-laws, the Board of Directors may delegate the authority contained in this Section 4.4 to such officers, employees or agents of the Corporation as the Board of Directors deems advisable, except that any profit sharing, extra or deferred compensation, pension and other similar plans or arrangements of general application shall be approved by the Board of Directors.

         Section 4.5. The Chairman. The Chairman shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present.

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         Section 4.6.  The President. The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of the shareholders and the Board of Directors at which he shall be present.

         Section 4.7. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he shall be present and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.8. Vice Chairmen. A Vice Chairman shall perform such duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.9. Vice Presidents. An Executive Vice President, Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.10. The Secretary. The Secretary shall keep or cause to be kept a record in books provided for that purpose of all the meetings and proceedings of the Board of Directors and the shareholders. He shall notify the directors and shareholders of their respective meetings and shall have charge and custody of the Corporation's seal.

         Section 4.11. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such depositaries as shall be selected in accordance with the provisions of Section
5.1 of these By-laws. He shall, subject to the direction of the Board of Directors or of a superior officer, pay out or cause to be paid out, and shall supervise the disbursement of, moneys of the Corporation.


         Section 4.12. The Controller. The Controller shall have general control, charge and supervision of the accounts of the Corporation. He shall see that proper accounts are maintained and that all accounts are properly audited from time to time. He shall prepare or cause to be prepared the financial statements of the Corporation.


                                    ARTICLE V

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                             Deposits, Checks, etc.

         Section 5.1. Deposits. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositaries as may be selected by the Board of Directors or by any officer or officers or agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

         Section 5.2. Checks, etc. All checks and other orders for the payment of money and promissory notes and other evidences of indebtedness are to be signed by such officer or officers, employee or employees or agent or agents of the Corporation, and in such manner, as are authorized by the Board of Directors, or as are authorized by any officer or officers or employee or employees of the Corporation to whom such power is delegated from time to time by the Board of Directors. To the extent authorized by the Board of Directors, such signature or signatures may be facsimiles.


                                   ARTICLE VI

                             Stock and Stock Records

         Section 6.1. Certificates Representing Shares. Subject to any applicable law, the shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time approve, shall be signed by the Chairman, a Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal or facsimile seal of the Corporation. Subject to applicable law, the signature of any of the abovementioned officers or assistant officers may be a facsimile. If any officer or assistant officer who has signed or whose facsimile signature has been placed on any certificate ceases to serve the Corporation in the capacity as to which his signature was so used before such certificate is issued, the certificate may nevertheless be issued with the same effect as if he were such officer or assistant officer at the date of issue.

         Section 6.2. Lost Certificates. Subject to any applicable law, when any certificate of stock is alleged to have been lost, destroyed or wrongfully taken, and when the Corporation has received no notice that the certificate has been acquired by a bona fide purchaser, the Corporation shall issue a new certificate if the owner so requests and gives the Corporation sufficient indemnity bond and satisfies any other reasonable requirements imposed by the Corporation. The Board of Directors may waive the requirement of any such indemnity bond.

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         Section 6.3. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days, prior to the action requiring such determination of shareholders. When a record date is so fixed and except as otherwise expressly provided by law, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting and any adjournment thereof, or to receive the distribution or otherwise participate in respect of the action to which the date relates.


                                   ARTICLE VII

                                 Indemnification

         Section 7.1. Indemnification. The Corporation shall indemnify to the fullest extent permitted, and in the manner provided, in the indemnification provisions of the Business Corporation Law of the State of New York, as the same may be amended from time to time, such persons as are described therein.

         Section 7.2. Insurance. The Corporation may procure and maintain insurance for the indemnification of such persons providing greater indemnification than that authorized hereinabove.

         Section 7.3. Nonexclusivity. The rights of indemnification under this Article shall not be exclusive of other rights to which such persons may be entitled as a matter of law.


                                  ARTICLE VIII

                         Amendment and Repeal of By-laws

         Section 8.1. By Shareholders. These By-laws may be amended or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote in the election of directors.

         Section 8.2. By the Board of Directors. These By-laws may be amended or repealed by (a) the Board of Directors, at any meeting, by a majority of the directors present at the time of a vote, if a

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quorum is present at that time, or (b) the unanimous written consent of the directors.

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